Exhibit 1.1

Execution Version

29,560,619 Shares

OCCIDENTAL PETROLEUM CORPORATION.

COMMON STOCK, PAR VALUE $0.20 PER SHARE

UNDERWRITING AGREEMENT

 August 12, 2024

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street
New York, New York 10281-8098

as Representatives of the several Underwriters

Ladies and Gentlemen:

   Occidental Petroleum Corporation, a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with the underwriters listed on Schedule A (collectively, the “Underwriters,” which term also includes any underwriter substituted as hereinafter provided in Section 12) and certain stockholders of the Company listed on Schedule C (the “Selling Stockholder”) with respect to the sale by the Selling Stockholder to the Underwriters of an aggregate of 29,560,619 shares (the “Shares”) of the Company’s common stock, par value $0.20 per share (the “Common Stock”). You will be the representatives of the several Underwriters (the “Representatives”). To the extent there are no additional Underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

   The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (No. 333-281228) for the registration of the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement became effective upon filing with the Commission pursuant to Rule 462(e) of the 1933 Act Regulations. Such registration statement (as amended by any subsequent post-effective amendments thereto) and the prospectus dated August 2, 2024 (the “Base Prospectus”), together with the final prospectus supplement dated August 12, 2024 (the “Final Prospectus Supplement”) relating to the Shares, including, in each case, all Incorporated Documents (as hereinafter defined) and, solely in the case of any such registration statement, the information that is deemed pursuant to Rule 430B of the 1933 Act Regulations to be part of such registration statement (“Rule 430B Information”), are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that, if any revised prospectus or any revised or additional prospectus supplement filed by the Company is provided to the Underwriters by the Company for use in connection with the offering of the Shares (including for delivery upon request of purchasers of Shares pursuant to Rule 173 of the 1933 Act Regulations), the term “Prospectus” will refer to such revised prospectus or any such revised or additional prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use.

   As used herein, the term “preliminary prospectus” means any prospectus supplement filed by the Company relating to the Shares that is captioned “Subject to Completion” or “preliminary prospectus supplement” or that has a similar caption, together with the Base Prospectus, including all Incorporated Documents, it being understood that all references herein to a “preliminary prospectus” include, without limitation, the Statutory Prospectus (as defined below). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus is deemed to refer to and include the documents, financial statements and schedules incorporated, or deemed to be incorporated, by reference therein (other than information in  such documents, financial statements and schedules that is deemed not to be filed) pursuant to Item 12 of Form S-3ASR under the 1933 Act, and any reference to any amendment or supplement to the Registration Statement, any preliminary prospectus or the Prospectus is deemed to refer to and include any documents, financial statements and schedules filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and so incorporated, or deemed to be incorporated, by reference (other than information in such documents, financial statements and schedules that is deemed not to be filed) (such incorporated documents, financial statements and schedules being herein called the “Incorporated Documents”). Notwithstanding the foregoing, for purposes of this Agreement, any prospectus supplement prepared or filed with respect to an offering pursuant to the Registration Statement of any securities other than the Shares will not be deemed to have supplemented any preliminary prospectus or the Prospectus and the information therein will not be deemed Rule 430B Information. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any preliminary prospectus, or to any Issuer Free Writing Prospectus, Issuer General Use Free Writing Prospectus or Issuer Limited Use Free Writing Prospectus (as such terms are hereinafter defined) or to any amendment or supplement to any of the foregoing are deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company and the Selling Stockholder understand that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

SECTION 1.	Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Time referred to in Section 3(b), as follows:

(a)          Offering Qualifications. (i) At the respective times of filing the Registration Statement and any post-effective amendments thereto,

(ii)         at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and

(iii)        at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations:

(A)       the Company was or is (as the case may be) a “well-known seasoned issuer,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405;

(B)         the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement; and

(C)       the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

(b)         Not Ineligible. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an “ineligible issuer.”

(c)       Incorporated Document Compliance. The Incorporated Documents, when they were filed (or, if an amendment with respect to any such Incorporated Document was filed, when such amendment was filed) with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and any Incorporated Documents filed subsequent to the date of this Agreement will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(d)         Registration Statement and Prospectus Compliance. (i) The Registration Statement, at (A) its original effective date and the effective date of each post-effective amendment thereto, if any, and (B) each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, complied and will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and

(ii)        the Prospectus relating to the Shares, as of its date, as of the date of any supplement to the Prospectus and as of the Closing Time, complied and will comply in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

(e)          10b-5 Compliance and No Free Writing Prospectus Conflict. (i) As of the Applicable Time, neither

(x)        any Issuer General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus and the information included on Schedule B-1 hereto, all considered together (collectively, the “General Disclosure Package”), nor

(y)         any individual Issuer Limited Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package,

included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)         Each Issuer Free Writing Prospectus complied and, except during such time, if any, as the Company shall have suspended the use of such Issuer Free Writing Prospectus as contemplated by Section 5(e)(ii), will comply with the requirements of Rule 433(c)(1) of the 1933 Act Regulations.

              As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:00 p.m. (New York City time) on August 12, 2024 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that constitutes a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule B-2.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means the Base Prospectus dated August 2, 2024 and the preliminary prospectus supplement dated August 12, 2024 relating to the Shares, including the Incorporated Documents.

The foregoing representations and warranties in subsection 1(d) (except as it relates to compliance as to form) and (e) do not apply to statements or omissions in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriters through the Representatives expressly for use therein.

(f)         Documents Authorized and Accurately Summarized. This Agreement has been duly authorized by the Company. The Common Stock, to the extent described in the General Disclosure Package or the Prospectus, is fairly and accurately summarized therein in all material respects.

(g)         The Shares. The authorized, issued and outstanding shares of capital stock of the Company are as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus); the outstanding shares of capital stock of the Company, including the Shares to be purchased by the Underwriters from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company, including the Shares to be purchased by the Underwriters from the Selling Stockholder, were issued in violation of any pre-emptive or similar rights of any securityholder of the Company, except for such violations (other than with respect to Shares to be purchased by the Underwriters from the Selling Stockholder) that are immaterial to the Company and its subsidiaries, taken as a whole.

(h)          [Reserved].

(i)          Corporate Representations. (i) The Company and each of Occidental Chemical Holding Corporation, a California corporation, OXY USA Inc., a Delaware corporation, Anadarko Petroleum Corporation, a Delaware corporation, and OxyRock, L.P., a Delaware limited partnership (“OxyRock”) (each, a “Principal Domestic Subsidiary” and, collectively, the “Principal Domestic Subsidiaries”) is validly existing and in good standing under the laws of their respective jurisdictions of organization.

(ii)          The Company and each Principal Domestic Subsidiary:

(x)        has requisite corporate or other entity power and corporate or other entity authority to own its respective properties and carry on its respective business as presently conducted, as described in the General Disclosure Package and the Prospectus, and

(y)          is duly registered or qualified to conduct business, and is in good standing, in each jurisdiction in which it owns or leases property or transacts business and in which such registration or qualification is necessary, except as to jurisdictions where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(iii)        All of the outstanding capital stock or other securities evidencing equity ownership or partnership interests, as the case may be, of each Principal Domestic Subsidiary:

(x)          have been duly authorized, validly issued and, in the case of capital stock, are fully paid and non-assessable, and

(y)        in the case of the Company’s Principal Domestic Subsidiaries, and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company, in each case, directly or indirectly through subsidiaries, free and clear of any security interest, claim, lien or encumbrance.

(j)          Material Adverse Change. Except as contemplated in the General Disclosure Package and the Prospectus or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the consolidated financial condition or consolidated results of operations of the Company and its subsidiaries, taken as a whole.

(k)       No Violation of Charter, Contracts or Orders. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations under this Agreement do not and will not violate or constitute a breach of or a default (with the passage of time or otherwise) under:

(i)          the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, in each case, as amended,

(ii)          any agreement or instrument (which is, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole) to which the Company or any Principal Domestic Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Principal Domestic Subsidiary is subject, or

(iii)       any order of any court or governmental agency or authority (which is, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole) presently in effect and applicable to the Company or any Principal Domestic Subsidiary.

(l)      Governmental Consents. Except for orders, permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions, including jurisdictions outside the United States, or required of the Financial Industry Regulatory Authority (“FINRA”) or the New York Stock Exchange, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the performance by the Company of its obligations under this Agreement.

(m)       Financial Statements. The consolidated financial statements (including the related notes thereto) included in the Registration Statement, the General Disclosure Package and the Prospectus, or incorporated therein by reference, fairly present in all material respects the consolidated financial position and results of operations of the Company and its subsidiaries, or, to the Company’s knowledge, OxyRock and its subsidiaries, as applicable, at the respective dates and for the respective periods to which they apply. Such consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles consistently applied, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the General Disclosure Package and the Prospectus, or incorporated therein by reference, fairly present in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s applicable rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein and, subject to the qualifications therein, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n)        Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(o)        Internal Controls. The Company maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that include those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with the authorizations of management and the directors of the Company as applicable; (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material adverse effect on the Company’s financial statements; and (iv) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(p)        No Unlawful Payments.  None of (x) the Company or any of its subsidiaries or (y) to the knowledge of the Company, any directors, officers, employees, agents, controlled affiliates or other persons acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom (the “U.K. Bribery Act”), or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(q)        Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(r)        No Conflicts with Sanctions Laws. None of (x) the Company or any of its subsidiaries or (y) to the knowledge of the Company, any directors, officers, employees, agents, controlled affiliates or other persons acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Kherson and Zaporizhzhia regions of Ukraine, North Korea and Syria.

Any certificate signed by any officer of the Company and delivered to the Underwriters, the Representatives or counsel for the Underwriters in connection with the transactions contemplated in this Agreement will be deemed a representation and warranty by the Company to the Underwriters as to the matters covered by such certificate as of its date.

SECTION 2.	Representations and Warranties by the Selling Stockholder.

The Selling Stockholder represents and warrants to each of the Underwriters as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Time referred to in Section 3(b), as follows:

(a)        Registration Statement and Prospectus. To the extent that any statements or omissions made in the Registration Statement, the General Disclosure Package, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information (as defined below), such Registration Statement and General Disclosure Package did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. “Selling Stockholder Information” consists solely of the information with respect to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, it being understood and agreed that such information is limited to the beneficial ownership table under the caption “Selling Stockholder” in the General Disclosure Package and the Prospectus.

(b)       Organization. The Selling Stockholder has been duly formed and is validly existing and in good standing under the laws of its respective jurisdiction.

(c)        Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(d)         No Conflicts. The execution and delivery of this Agreement and the sale and delivery of the Shares to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and compliance by the Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Stockholder is subject (except for such conflicts, breaches or defaults, or taxes, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to materially impair the power or ability of the Selling Stockholder to perform its obligations under this Agreement, or to consummate the transactions contemplated hereby), nor will such action result in any violation of (A) the provisions of the charter or by-laws or other organizational instrument of the Selling Stockholder, if applicable, or (B) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties, except in the case of clause (B) hereto for such violations that would not, individually or in the aggregate, reasonably be expected to materially impair the power or ability of the Selling Stockholder to perform its obligations under this Agreement or to contemplate the transaction contemplated hereby.

(e)         Valid Title. The Selling Stockholder has, and at the Closing Time will have, valid title to the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a valid security entitlement in respect of such Shares.

(f)         Delivery of Shares. Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g)         Absence of Manipulation. The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(h)          Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of its obligations hereunder, or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA and (B) such consents, approvals, authorizations and orders for which a failure to obtain would not, individually or in the aggregate, reasonably be expected to materially impair the power or ability of the Selling Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(i)          No Registration or Other Similar Rights. The Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)       Issuer Free Writing Prospectus. Other than the Registration Statement, the General Disclosure Package and the Prospectus, the Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (ii) the documents listed on Schedule B, each road show and any other written communications approved in writing in advance by the Company and the Underwriters.

(k)      Taxes. In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to the Representatives prior to or at the Closing Time a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(l)          Obligations of Selling Stockholder. The obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of the Selling Stockholder or by the occurrence of any other event; if the Selling Stockholder shall be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by the Selling Stockholder hereunder, such Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement.

(m)         [Reserved].

(n)          No Association with FINRA. Neither the Selling Stockholder, nor any of its affiliates, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(o)         No Unlawful Payments. The Selling Stockholder will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other person, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions or (ii) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of any money or anything of value to any person in contravention of the FCPA, the U.K. Bribery Act, any other applicable anti-bribery or anti-corruption law, or any Anti-Money Laundering Laws.

SECTION 3.	Sale and Delivery to the Underwriters; Closing.

(a)         Purchase and Sale. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder, agrees to sell to the several Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholder the respective number of Shares set forth in Schedule A opposite the name of such Underwriter at $58.15 per share (the “Purchase Price”).

(b)         Closing Time. Payment of the Purchase Price for, and delivery of, the Shares will be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other place as will be agreed upon by the Underwriters and the Company, at 9:00 a.m. (New York City time) on August 14, 2024 (unless postponed in accordance with the provisions of Section 12), or such other time not later than ten business days after such date as is agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”). Payment will be made to the Selling Stockholder by wire transfer of immediately available funds to the bank accounts designated by the Selling Stockholder, against delivery to the nominee of DTC, for the account of the Underwriters, of the Shares. It is understood that each Underwriter has authorized the Representatives for its respective account, to accept delivery of, and receipt for, and make payment of the Purchase Price for, the Shares which such Underwriter has agreed to purchase.

(c)         No Fiduciary Relationship. The Selling Stockholder and the Company, severally and not jointly, acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Selling Stockholder and the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Selling Stockholder, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Selling Stockholder, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Selling Stockholder and the Company have consulted their own respective advisors concerning such matters to the extent they deemed appropriate, and the Underwriters will have no responsibility or liability to the Selling Stockholder or the Company with respect thereto. Any review by the Underwriters of the Selling Stockholder, the Company, the transactions contemplated hereby or any other matters relating to such transactions has been and will be performed solely for the benefit of the Underwriters and not on behalf of the Selling Stockholder or the Company.

SECTION 4.	Foreign Offerings.

Each Underwriter, severally and not jointly, represents and agrees that:

(i)          it has not solicited, and will not solicit, offers to purchase any of the Shares from,

(ii)          it has not sold, and will not sell, any of the Shares to, and

(iii)        it has not distributed, and will not distribute, the General Disclosure Package or the Prospectus to any person or entity in any jurisdiction outside of the United States (collectively, “Foreign Offers and Sales”) except, in each case, in compliance in all material respects with all applicable laws and, in connection with the initial offering of, or subscription for, any of the Shares, in full compliance with the requirements and procedures, if any, established by, and subject to any exceptions granted by, the Company, in an email or other writing delivered to the Representatives, with respect to any such Foreign Offers and Sales. For the purposes of this paragraph, “United States” means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico) and other areas subject to its jurisdiction.

In particular and without limiting the generality of the foregoing:

(A)         Each Underwriter, severally and not jointly, agrees to distribute, in connection with any Foreign Offers and Sales, only those Prospectuses used in connection therewith that have been appropriately “stickered” for use in the jurisdiction in which such Foreign Offers and Sales are to be made.

(B)          With respect to the United Kingdom:

(1)          [Reserved]

(2)       each Underwriter represents and agrees, severally and not jointly, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Shares to any retail investor in the United Kingdom. For the purposes of this provision: (I) the expression “retail investor” means a person who is one (or more) of the following: (a) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (b) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (c) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and (II) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Shares.

(C)          Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Shares to any retail investor in the European Economic Area. For the purposes of this provision: (I) the expression “retail investor” means a person who is one (or more) of the following: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (b) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended); and (II) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Shares.

SECTION 5.	Covenants of the Company and the Selling Stockholder.

The Company and the Selling Stockholder (solely with respect to Section 5(i)) covenants with each Underwriter as follows:

(a)          Notice of Certain Events. During the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will notify the Underwriters promptly of:

(i)        the effectiveness of any post-effective amendment to the Registration Statement (other than a post-effective amendment relating solely to an offering of securities other than the Shares),

(ii)        the transmittal to the Commission for filing of any supplement to any preliminary prospectus or the Prospectus (other than an amendment or supplement relating solely to an offering of securities other than the Shares) or any document to be filed pursuant to the 1934 Act which would be incorporated by reference in the Prospectus,

(iii)       the receipt of any comments from the Commission with respect to the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus,

(iv)       any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus or for additional information (other than any amendment or supplement to a prospectus relating solely to an offering of securities other than the Shares),

(v)         the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and

(vi)        any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or, if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act, in connection with the offering of the Shares.

If any stop order is issued, the Company will use its reasonable best efforts to obtain the lifting thereof at the earliest possible moment.

(b)          Payment of Commission Fees.  The Company has paid the required Commission filing fees relating to the Shares.

(c)          Notice of Certain Proposed Filings. During the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will:

(i)        give the Underwriters advance notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus (other than an amendment or supplement to a prospectus relating solely to an offering of securities other than the Shares),

(ii)          furnish the Underwriters with copies of any such amendment or supplement, and

(iii)       not file any such amendment or supplement of which the Underwriters have not previously been advised or to which the Representatives reasonably object in writing, unless, in the judgment of the Company and its counsel, such amendment or supplement is necessary to comply with law.

(d)       Copies of the Registration Statement and the Prospectus. The Company will deliver to each of the Underwriters one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto relating to the Shares (including the Incorporated Documents and any exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request. So long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will furnish to the Underwriters as many copies of the Prospectus (as amended or supplemented) and any Issuer Free Writing Prospectuses as the Underwriters reasonably request.

(e)          Revisions of Prospectus—Material Changes. During the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172),

(i)          if (x) any event occurs or condition exists as a result of which it is necessary, in the opinion of counsel for the Company and of counsel for the Underwriters, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, or (y) it is necessary, in the opinion of such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations:

(A)          prompt notice will be given, and confirmed in writing, to the Underwriters, and

(B)         the Company will promptly prepare and file an amendment or supplement to the Prospectus so that the Prospectus, as amended or supplemented, will (1) not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to the Underwriters, or (2) comply with the requirements of the 1933 Act or the 1933 Act Regulations, as applicable, or

(ii)         if at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which (x) such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or any preliminary prospectus or (y) when considered together with the General Disclosure Package, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission and shall promptly provide such amended or supplemented Issuer Free Writing Prospectus to the Underwriters. Such notification from the Company to the Underwriters shall direct the Underwriters to suspend use of such Issuer Free Writing Prospectus until the Company shall have provided the Underwriters an amended or supplemented Issuer Free Writing Prospectus as contemplated above, in which case the Underwriters will cease using such Issuer Free Writing Prospectus until such time as the Company shall have provided them such amended or supplemented Issuer Free Writing Prospectus.

The foregoing covenants in this Section 5(e) do not apply to statements or omissions in the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriters through the Representatives expressly for use therein.

(f)         Earnings Statements. The Company will make generally available to its security holders a consolidated earnings statement (which need not be audited) covering a period of at least twelve months commencing after the Closing Time, as soon as is reasonably practicable after the end of such period, which earnings statement will satisfy the provisions of Section 11(a) of the 1933 Act (and at the option of the Company, Rule 158 of the 1933 Act Regulations).

(g)         Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may reasonably designate (provided that no registration will be required in any jurisdiction outside the United States) and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares; provided, however, that the Company will promptly notify the Underwriters of any suspension of any such qualifications; and provided, further, that the Company will not be obligated to register or qualify as a foreign corporation or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(h)        Filing of Prospectus. The Company will prepare and file or transmit for filing with the Commission within the time period specified by Rule 424(b) of the 1933 Act Regulations (without reliance on Rule 424(b)(8)), the Prospectus containing the terms of the Shares and such other information as the Representatives and the Company deem appropriate.

(i)         Issuer Free Writing Prospectuses. (i) Each of the Company and the Selling Stockholder, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Representatives (which will not be unreasonably withheld or delayed), and (ii) each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, the Selling Stockholder and the Representatives (which will not be unreasonably withheld or delayed), it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed by the Company with the Commission or retained by the Company pursuant to Rule 433; provided that the Company and the Selling Stockholder consents to the use by any Underwriter of a free writing prospectus that:

(i)          is not an “issuer free writing prospectus” as defined in Rule 433, and

(ii)          contains only:

(x)          information describing the preliminary terms of the Shares or their offering, or

(y)          information that describes the final terms of the Shares or their offering.

Any such free writing prospectus as to which consent has been given by the Representatives or by the Company, the Selling Stockholder and the Representatives, as the case may be, is referred to as a “Permitted Free Writing Prospectus.”  Without limiting the effect of the prior sentence, it is agreed that any Issuer Free Writing Prospectus listed on Schedule B-2 is a Permitted Free Writing Prospectus.

(j)          Listing. The Company will use its best efforts to effect and maintain the listing of the Common Stock on the New York Stock Exchange.

(k)         Restriction on Sale of Shares. During a period of 30 days from the date of this Agreement, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise (whether such exercise is for cash or “cashless”), vesting or exchange of an equity award (including, without limitation, options, restricted stock units or performance stock units), warrant or other convertible, exercisable, exchangeable or other security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or any securities or other awards (including, without limitation, options, restricted stock units or performance stock units) to purchase Common Stock granted pursuant to existing employee benefit plans of the Company or otherwise in equity compensation arrangements referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing by the Company of a registration statement on Form S-8 or a successor form thereto covering the registration of any shares of Common Stock or other securities issued under existing employee benefits plans of the Company described in the Registration Statement, the General Disclosure Package and the Prospectus, (F) any shares of Common Stock or any securities convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock issued in connection with any bona fide licensing, commercialization, joint venture, technology transfer, acquisition, development collaboration or partnership or other strategic transaction, provided that the aggregate number of shares of Common Stock or securities convertible into or exercisable for Common Stock (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue as described in this clause (F) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement or (G) as the Company may be obligated to do so pursuant to the Registration Rights Agreement, dated as of August 8, 2019, by and between the Company and Berkshire Hathaway Inc.

SECTION 6.	Payment of Expenses.

(a)        Expenses. Subject to Section 6(b) of this Agreement, the Company will pay all expenses incident to the performance of its and the Selling Stockholder’s obligations under this Agreement, including:

(i)         The preparation and filing of the Registration Statement and all amendments thereto, the General Disclosure Package, each preliminary prospectus and the Prospectus and any amendments or supplements thereto and all Incorporated Documents;

(ii)          The preparation, filing and printing of this Agreement;

(iii)        All costs and expenses related to the transfer and delivery of the Shares to the Underwriters, excluding any transfer or other similar taxes payable thereon by the Selling Stockholder pursuant to this Section 6;

(iv)         The costs and charges of any transfer agent, registrar or depositary;

(v)         The qualification of the Shares under securities laws in accordance with the provisions of Section 5(g), including filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey and any legal investment survey;

(vi)          The printing and delivery to the Underwriters, in quantities as hereinabove stated, of copies of the Registration Statement and any amendments thereto and of the General Disclosure Package, each preliminary prospectus and the Prospectus and any amendments or supplements thereto relating to the Shares, and the delivery by the Underwriters of the General Disclosure Package, each preliminary prospectus and the Prospectus and any amendments or supplements thereto, in each case as they relate to the Shares or to sales or solicitations of offers to purchase the Shares during the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172); and

(vii)        The fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange.

(b)          Expenses of Selling Stockholder. The Selling Stockholder will pay (i) any fees and expenses of counsel (and any other advisers) for the Selling Stockholder, (ii) any transfer or similar taxes, if any, payable upon the sale of the Shares to be sold by the Selling Stockholder to the Underwriters under the terms of the Agreement and (iii) all underwriting discounts, selling commissions, and fees with respect to the Shares and any other related expenses pursuant to this Agreement.

(c)         Termination of Agreement. If this Agreement is terminated pursuant to any of the provisions of this Agreement (otherwise than by notice given by the Underwriters in connection with the occurrence of any event set forth in clauses (ii) through (iv) of Section 11(a) or pursuant to Section 12, the Company will reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters, incurred in connection with this Agreement and the offering of the Shares contemplated hereby.

(d)          Allocation of Expenses. The provisions of this Section 6 shall not affect any agreement that the Company and the Selling Stockholder may make for the sharing of such costs and expenses.

SECTION 7.	Conditions of Underwriters’ Obligations.

The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder herein and the accuracy of the statements of the Company’s and the Selling Stockholder’s officers made in any certificate furnished pursuant to the provisions of this Agreement, to the performance and observance by the Company and the Selling Stockholder of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

(a)        Registration Statement and Prospectus. The Registration Statement and any post-effective amendments thereto will have become effective under the 1933 Act and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will be instituted, or to the knowledge of the Company or the Underwriters, will have been threatened by the Commission; and no stop order suspending the sale of the Shares in any jurisdiction designated by the Underwriters pursuant to Section 5(g) of this Agreement will have been issued and no proceedings for that purpose will have been instituted, or to the knowledge of the Company or the Underwriters, will have been threatened. The Prospectus referred to in Section 5(h) of this Agreement will have been transmitted to the Commission for filing pursuant to Rule 433 and Rule 424(b) (without reliance on Rule 424(b)(8)), respectively, of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company will have provided evidence satisfactory to the Underwriters of such timely filing, and all requests of the Representatives for additional information will have been complied with to the reasonable satisfaction of the Representatives.

(b)         Opinion of Company Counsel. The Underwriters will have received (i) an opinion from the Deputy General Counsel for the Company, dated as of the Closing Time and in form and substance satisfactory to counsel for the Underwriters (and including customary qualifications, assumptions and limitations), and (ii) an opinion from Cravath, Swaine & Moore LLP, dated as of the Closing Time and in form and substance satisfactory to counsel for the Underwriters (and including customary qualifications, assumptions and limitations).

(c)         Opinion of Selling Stockholder’s Counsel. The Underwriters will have received an opinion from Vinson & Elkins LLP, dated as of the Closing Time and in form and substance satisfactory to counsel for the Underwriters (and including customary qualifications, assumptions and limitations).

(d)      Opinion of Underwriters’ Counsel. The Underwriters will have received an opinion from Weil, Gotshal & Manges LLP, counsel to the Underwriters, dated as of the Closing Time and in form and substance satisfactory to the Representatives.

(e)         Officer’s Certificate of the Company.  Except as contemplated in the Prospectus and the General Disclosure Package or reflected therein by the filing of any amendment or supplement thereto or any Incorporated Document, at the Closing Time, there will not have been, since the date of the most recent consolidated financial statements included or incorporated by reference in the Prospectus or the General Disclosure Package, any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the consolidated financial condition or consolidated results of operations of the Company and its subsidiaries, taken as a whole. The Underwriters will have received a certificate signed by an officer of the Company, dated as of the Closing Time, to the effect that, solely in his or her capacity as an officer of the Company, on behalf of the Company: (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1 (other than Section 1(j)) are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions required by this Agreement on its part to be performed or satisfied at or prior to the date of such certificate and (iv) (x) no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, (y) to the knowledge of such officer, the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares and (z) to the knowledge of such officer, no proceedings for any of the foregoing purposes have been instituted or are pending or are threatened by the Commission.

(f)        Officer’s Certificate of the Selling Stockholder. The Underwriters will have received a certificate signed by or on behalf of the Selling Stockholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder contained in Section 2 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate and (ii) the Selling Stockholder has complied with all agreements and satisfied all conditions required by this Agreement on its part to be performed or satisfied at or prior to the date of such certificate.

(g)         Comfort Letter. On the date of this Agreement, the Underwriters will have received a letter from the Company’s independent registered public accounting firm and OxyRock’s independent certified public accounting firm, each dated as of the date of this Agreement and in form and substance satisfactory to the Representatives, containing statements and information of a type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; and, if financial statements for any assets, business or entity acquired by the Company or by OxyRock, as applicable, are included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, the Underwriters will have received a similar “comfort letter” from an independent registered or certified public accounting firm, as applicable, dated as of the date of this Agreement and in form and substance satisfactory to the Representatives, with respect to such financial statements and any financial information with respect to such assets, business or entity, as the case may be, contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)         Subsequent Delivery of Comfort Letter. At the Closing Time, the Underwriters will have received from each independent registered or certified public accounting firm, as applicable, which delivered a letter pursuant to subsection 7(g), a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection 7(g), except that the specified date referred to will be a date not more than three days prior to the Closing Time.

(i)         Reserve Letter. On the date of this Agreement, the Underwriters will have received a letter from the Company’s independent petroleum consultant and OxyRock’s independent petroleum consultant, each dated as of the date of this Agreement and each in form and substance satisfactory to the Representatives, with respect to the reserve information of the Company and OxyRock, as applicable, contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)          Subsequent Delivery of Reserve Letter. At the Closing Time, the Underwriters will have received from each independent petroleum consultant which delivered a letter pursuant to subsection 7(i), a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection 7(i).

(k)          Lock-Up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the Selling Stockholder and the other persons listed on Schedule D hereto.

(l)          Other Documents. At the Closing Time, counsel for the Underwriters will have been furnished with such documents as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Shares as herein contemplated and supporting proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained in this Agreement.

   If any condition specified in this Section 7 remains unfulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholder at any time at or prior to the Closing Time, and any such termination will be without liability of any party to any other party, except that the acknowledgements and agreements in Section 3(c), the provisions of Section 6, the indemnity and contribution agreements set forth in Sections 8 and 9 and the provisions of Section 16 will remain in effect.

SECTION 8.	Indemnification.

(a)          Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, each officer and director of each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i)         against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection 8(d), the reasonable and documented fees and disbursements of counsel chosen by the Representatives), as incurred, insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)        against any and all loss, liability, claim, damage and expense whatsoever (including, subject to the limitations set forth in subsection 8(d), the reasonable and documented fees and disbursements of counsel chosen by the Representatives), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, insofar as such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)        against any and all expense whatsoever (including, subject to the limitations set forth in subsection 8(d), the reasonable and documented fees and disbursements of counsel chosen by the Representatives), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

provided, however, that this indemnity will not apply to any loss, liability, claim, damage or expense as to which such Underwriter may be required to indemnify the Company pursuant to the provisions of subsection (c) of this Section 8 or as to which the Selling Stockholder may be required to indemnify the Underwriters and/or the Company pursuant to the provisions of subsection (b) of this Section 8.

(b)        Indemnification of Underwriters and the Company by Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, each officer and director of each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act, and the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, in each case to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that the Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information; provided, further, that the liability under this subsection of the Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts to the Selling Stockholder from the sale of Shares sold by the Selling Stockholder hereunder.

(c)         Indemnification of the Company and Selling Stockholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and the Selling Stockholder and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, such preliminary prospectus, the General Disclosure Package, such Issuer Free Writing Prospectus or the Prospectus (or such amendment or supplement). The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, such preliminary prospectus, the General Disclosure Package, such Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are: (i) the information in the thirteenth paragraph and the fourteenth paragraph under the caption “Underwriting” in the preliminary prospectus supplement and the Final Prospectus Supplement, but solely insofar as it concerns stabilization transactions by the Underwriters; and (ii) the information in the first sentence of the sixteenth paragraph under the caption “Underwriting” in the preliminary prospectus supplement and the Final Prospectus Supplement, but solely insofar as it concerns market making by the Underwriters.

(d)          General. (i) In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) is brought against any indemnified party, based upon the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) and with respect to which indemnity may be sought against an indemnifying party pursuant to this Section 8, such indemnified party will promptly notify such indemnifying party in writing, and the indemnifying party will assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and payment of all expenses. Failure to give such notice will not relieve the indemnifying party from any liability under this Section 8 to the extent it is not materially prejudiced as a result thereof and in any event will not relieve it from any liability which it may have otherwise than on account of the indemnity contained in this Section 8. Any such indemnified party will have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel will be at the expense of such indemnified party, unless (A) the employment of such counsel has been specifically authorized in writing by the indemnifying party (notwithstanding the foregoing, if the indemnifying party is the Underwriters or such officers, directors or such controlling persons thereof, any authorization under this clause (A) will be provided by the Representatives, on behalf of all of such Underwriters, all such officers and directors and such controlling persons and copies of all such notices given by the indemnified person will also be sent to the Representatives), (B) the indemnifying party has failed to assume the defense and employ reasonably satisfactory counsel or (C) the named parties to any such action, suit or proceeding (including any impleaded parties) include such indemnified party and the indemnifying party, and such indemnified party has been advised by such counsel that there may be one or more legal defenses available to it that are different from, or additional to, those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party will not have the right to assume the defense of such action, suit or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party will not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of attorneys acting as local counsel in each relevant jurisdiction) for all such indemnified parties, which firm will be designated in writing by the indemnified parties (and in the case of the Underwriters or such officers and directors and such controlling persons thereof, by the Representatives, on behalf of all of such Underwriters, all such officers and directors and such controlling persons). An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)          Other Agreements with Respect to Indemnification. The provisions of this Section 8 shall not affect any agreement among the Company and the Selling Stockholder with respect to indemnification.

SECTION 9.	Contribution.

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unenforceable with respect to the indemnified parties, although applicable in accordance with its terms, each indemnifying party will contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages and expenses. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, will be deemed to be in the same respective proportions as the total net proceeds from the sale of the Shares (before deducting expenses) received by the Selling Stockholder, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, bear to the total price to public of the Shares as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares set forth opposite their names in Schedule A, and not joint. Notwithstanding the provisions of this Section 9, no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed by the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Selling Stockholder shall not be required to contribute any amount in excess of the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, received by the Selling Stockholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and director of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act will have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act will have the same rights to contribution as the Company or the Selling Stockholder, as the case may be. Any party entitled to contribution hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought (with, in the case of any notice given by the Company or the Selling Stockholder or any of their respective officers, directors or controlling persons, a copy to the Representatives), but the omission to so notify such party or parties will not relieve the party or parties from whom contribution may be sought from any obligation under this Section 9 to the extent it or they are not materially prejudiced as a result thereof and in any event will not relieve it or them from any other obligation it or they may have otherwise than under this Section 9. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholder with respect to contribution.

SECTION 10.	Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement (including, without limitation, the provisions of Sections 8 and 9), or contained in certificates signed by any officer of the Company or the Selling Stockholder and delivered to the Underwriters, the Representatives or counsel for the Underwriters in connection with the transactions contemplated in this Agreement, will remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer or director of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company or the Selling Stockholder, and will survive delivery of and payment for any of the Shares.

SECTION 11.	Termination.

(a)          The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to the Closing Time if between the date of this Agreement and the Closing Time:

(i)         there has been any material adverse change in the consolidated financial condition of the Company and its subsidiaries, taken as a whole,

(ii)         there has occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, in each case set forth in this clause (ii) the effect of which, individually or in the aggregate, shall be such as to make it, in the reasonable judgment of the Representatives, impracticable to proceed with the offering, sale or delivery of the Shares or to enforce contracts for sale of the Shares,

(iii)       trading in any securities of the Company has been suspended by the Commission or a national securities exchange in the United States, or if trading generally on the New York Stock Exchange has been suspended or settlement has been materially disrupted, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, or

(iv)       any of S&P Global Ratings and Moody’s Investors Service, Inc. (or any of their respective successors) has publicly announced that it has (A) placed the Company’s unsecured senior long term debt on what is commonly termed a “watch list” for possible downgrading or (B) downgraded the Company’s unsecured senior long term debt generally.

(b)          If this Agreement is terminated pursuant to this Section, the provisions of Section 6(c), Section 8, Section 9 and Section 16 shall survive such termination.

SECTION 12.	Default by One or More of the Underwriters.

If one or more of the Underwriters fails at the Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the non-defaulting Underwriters will have the right, within 24 hours thereafter, to make arrangements for one or more of such non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such non-defaulting Underwriters have not completed such arrangements within such 24-hour period, then:

(a)          if the number of Defaulted Shares does not exceed 10% of the total number of Shares, the non-defaulting Underwriters will be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)          if the number of Defaulted Shares exceeds 10% of the total number of Shares, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the acknowledgements and agreements in Section 3(c), the provisions of Section 6, and the indemnity and contribution agreements set forth in Sections 8 and 9 and the provisions of Section 16 will remain in effect.

No action pursuant to this Section will relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either (i) the Representatives or (ii) the Company and the Selling Stockholder will have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. The term “Underwriter” as used in this Agreement will include any underwriter substituted for a defaulting Underwriter.

SECTION 13.	Notices.

All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters and the Representatives must be directed to them at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Facsimile: (212) 622-8358; Morgan Stanley & Co. LLC, Attention: Equity Syndicate Desk (copy to Legal Department), 1585 Broadway, New York, New York 10036; RBC Capital Markets, LLC, Attention: Equity Capital Markets, Three World Financial Center, 200 Vesey Street, New York, NY 10281. Notices to the Company must be directed to it at 5 Greenway Plaza, Suite 110, Houston, Texas 77046, Attention: Vice President and Treasurer (email: TreasuryFinance@oxy.com). Notices to the Selling Stockholder must be directed to them at 18 Desta Dr., Midland, Texas 79705, Attention: Lee Dunn (email: lee.dunn@crownquest.com).

SECTION 14.	Parties.

This Agreement will inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or will be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. This Agreement and all conditions and provisions of this Agreement are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said officers, directors and controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares will be deemed to be a successor by reason merely of such purchase.

SECTION 15.	Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

The terms which follow, when used in this Section 15, shall have the meanings indicated:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)         a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16.	Governing Law.

This Agreement and the rights and obligations of the parties created hereby will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, including, without limitation, Section 5-1401 of the New York General Obligations Law.

SECTION 17.	[Reserved].

SECTION 18.	Counterparts.

This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 19.	USA PATRIOT Act.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and addresses of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart of this Agreement, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, the Selling Stockholder and the Company in accordance with its terms.

Very truly yours,

THE COMPANY:

OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ Jaime R. Casas
Name: Jaime R. Casas
Title: Vice President and Treasurer

THE SELLING STOCKHOLDER:

CROWNROCK HOLDINGS, L.P.

By:	CrownRock Holdings GP, LLC, its general partner

By:	/s/ Timothy M. Dunn
Name: Timothy M. Dunn
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Lucy Brash
Name: Lucy Brash
Title: Managing Director

For themselves and as Representatives of the Underwriters named in Schedule A.

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Daniel J.F. McCullough
Name: Daniel J.F. McCullough
Title: Executive Director

For themselves and as Representatives of the Underwriters named in Schedule A.

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

By:	RBC CAPITAL MARKETS, LLC

By:	/s/ Young Kim
Name: Young Kim
Title: Managing Director

For themselves and as Representatives of the Underwriters named in Schedule A.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Shares to be Purchased
J.P. Morgan Securities LLC	9,853,540
Morgan Stanley & Co. LLC	9,853,540
RBC Capital Markets, LLC	9,853,539
Total	29,560,619

Sch. A-1

SCHEDULE B-1

Pricing Terms

1.	The Selling Stockholder is selling 29,560,619 shares of Common Stock.

2.	The public offering price per share for the Shares shall be variable.

Sch. B-1

SCHEDULE B-2

Issuer General Use Free Writing Prospectuses

None.

Sch. B-2

SCHEDULE C
Selling Stockholder

Selling Stockholder	Number of Shares:
CrownRock Holdings, L.P.	29,560,619

Sch. C-1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Directors

Vicky A. Bailey
Andrew F. Gould
Carlos M. Gutierrez
Vicki Hollub
William R. Klesse
Jack B. Moore
Claire O’Neill
Avedick B. Poladian
Kenneth B. Robinson
Robert M. Shearer

Officers

Peter J. Bennett
Christopher O. Champion
Kenneth Dillon
Vicki Hollub
Richard A. Jackson
Sylvia J. Kerrigan
Sunil Matthew
Robert L. Peterson
Jeff F. Simmons

Selling Stockholder

CrownRock Holdings, L.P.

Sch. D-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

, 2024

J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
As representatives of the several Underwriters

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street
New York, New York 10281-8098

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Occidental Petroleum Corporation, a Delaware corporation (the “Company”) and CrownRock Holdings, L.P. (the “Selling Stockholder”) providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of 29,560,619 shares (the “Shares”) of the common stock, par value $0.20 per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission on August 2, 2024 (the “Registration Statement”). Certain capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement. To the extent there are no additional Underwriters named in Schedule A to the Underwriting Agreement other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, he, she or it will not, and will not cause any direct or indirect affiliate to, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 30 days after the date of the Underwriting Agreement (the “Restricted Period”) relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the 1934 Act) by the undersigned or any other securities so owned that are convertible into or exercisable or exchangeable (directly or indirectly) for, or that represent the right to receive, shares of Common Stock (“Other Securities”) or (2) enter into any swap, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or Other Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, Other Securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Common Stock or Other Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock, Other Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock or Other Securities in the following transactions:

(a)	transactions relating to shares of Common Stock or Other Securities acquired in open market transactions after the completion of the Public Offering;

(b)	transfers of shares of Common Stock or Other Securities as a bona fide gift;

(c)	transfers of shares of Common Stock or Other Securities as a bona fide gift intended as a charitable donation;

(d)	transfers of shares of Common Stock or Other Securities by will or other testamentary document or by intestacy;

(e)
transfers of shares of Common Stock or Other Securities to any trust, family limited partnership, or other estate planning vehicles for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);

(f)
transfers of shares of Common Stock or Other Securities to a partnership, limited liability company or other entity of which the undersigned is, or the undersigned’s family members  (as defined in Section A.1(a)(5) of the General Instructions of Form S-8 under 1933 Act) are, the legal and beneficial owner or owners of all of the outstanding equity securities or similar interests;

(g)	transfers of shares of Common Stock or Other Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b) through (f) above;

(h)
distributions of shares of Common Stock or Other Securities to limited partners, members, stockholders, or trust beneficiaries of the undersigned or to any investment fund or other entity controlled or managed by the undersigned;

(i)	transfers of shares of Common Stock or Other Securities by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

(j)
transfers of shares of Common Stock or Other Securities to the Company from a director or an employee of the Company upon death, disability or termination of status as a director or employee of the Company of such individual;

(k)
transfers of shares of Common Stock or Other Securities to the Company in connection with vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the General Disclosure Package and the Prospectus;

(l)
transfers of shares of Common Stock or Other Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, other than the Company, of shares of capital stock if, after such transfer, such person or group of affiliated persons would become the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s shares of Common Stock or Other Securities shall remain subject to the provisions of this agreement;

(m)
transfers of shares of Common Stock or Other Securities pursuant to a written trading plan in effect on the date of hereof, which was established pursuant to and in accordance with Rule 10b5-1(c) under the 1934 Act (a “10b5-1 Plan”); provided that (i) the undersigned agrees that any such 10b5-1 Plan shall not be amended, waived or otherwise modified during the Restricted Period in a manner that would provide for the transfer of the Shares during the Restricted Period or increase Shares scheduled for sale thereunder during the Restricted Period and (ii) the existence of any such 10b5-1 Plan was communicated to the Representatives prior to the execution of this agreement;

(n)
establishing a 10b5-1 Plan on behalf of a shareholder, officer or director of the Company for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; or

(o)	transfers of shares of Common Stock or Other Securities pursuant to an order of a court or regulatory agency.

provided that (A) in the case of any transfer or distribution pursuant to clause (b), (e), (f), (g), (h), (i) and (o), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall sign and deliver a lock up agreement substantially in the form of this agreement (other than pursuant to clauses (i) and (o)), (B) in the case of any transfer or distribution pursuant to clause (a), (b), (c), (d), (e), (f) and (g), no filing under the 1934 Act or other public announcement shall be required or shall be voluntarily made during the Restricted Period, (C) in the case of any transfer or distribution pursuant to clause (h), no filing under the 1934 Act or other public announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Restricted Period and (D) in the case of any transfer or distribution pursuant to clause (i), (j), (k), (m), (n) and (o), it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the 1934 Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, he, she or it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or Other Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock and Other Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this agreement or the subject matter hereof, and the undersigned has consulted his, her or its own legal, accounting, financial, regulatory, tax and other advisors with respect to this agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

This agreement shall automatically terminate, and the undersigned will be released from all of his, her or its obligations hereunder, upon the earliest to occur, if any, of (a) the date that the Company or the Selling Stockholder advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date that the Company withdraws the Registration Statement related to the Public Offering before the execution of the Underwriting Agreement, (c) if the Underwriting Agreement is executed but terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the date that the Underwriting Agreement is terminated or (d) August 30, 2024 if the Public Offering of the Shares has not been completed by such date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholder and the Underwriters.

This agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Signature)

(Name)